SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2002

MURPHY OIL CORPORATION
(Exact name of Registrant as Specified in Its Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)
1-8590 (Commission File Number)	71-0361522 (IRS Employer Identification No.)
200 Peach Street P.O. Box 7000 El Dorado, Arkansas (Address of Principal Executive Offices)	71731-7000 (Zip Code)
(870) 862-6411 (Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On December 4, 2002, the board of directors of Murphy Oil Corporation, a Delaware corporation (“Murphy Oil”), declared a two-for-one stock split of the common stock of Murphy Oil. The stock split will be effected by way of a dividend of one share of stock for each share held. The distribution date for the dividend is December 30, 2002 to holders of record of stock at the close of business on December 16, 2002.

     On December 4, 2002, Murphy Oil issued the press release attached hereto as Exhibit 99.1 announcing the stock split. The information contained in the press release is incorporated herein by reference.

Item 7(c). Exhibits.

Exhibit 99.1 Press Release dated December 4, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MURPHY OIL CORPORATION
Date: December 5, 2002	By:	/s/ John W. Eckart
		Name:	John W. Eckart
		Title:	Chief Accounting Officer

 INDEX TO EXHIBITS

Exhibit No.	Description	Sequential Page No.
Exhibit 99.1	Press Release dated December 4, 2002